Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Mallinckrodt plc, hereby severally constitute and appoint Kenneth L. Wagner to sign for us and in our names in the capacities indicated below, any and all amendments to the report on Form 10-K filed herewith, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities consistent with the provisions of the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Trudeau	President, Chief Executive Officer and Director	November 29, 2016
Mark C. Trudeau	(principal executive officer)

/s/ Matthew K. Harbaugh	Senior Vice President and Chief Financial Officer	November 29, 2016
Matthew K. Harbaugh	(principal financial officer)

/s/ Kathleen A. Schaefer	Vice President Controller	November 29, 2016
Kathleen A. Schaefer	(principal accounting officer)

/s/ Melvin D. Booth	Chairman of the Board of Directors	November 29, 2016
Melvin D. Booth

/s/ Don M. Bailey	Director	November 29, 2016
Don M. Bailey

/s/ David R. Carlucci	Director	November 29, 2016
David R. Carlucci

/s/ J. Martin Carroll	Director	November 29, 2016
J. Martin Carroll

/s/ Diane H. Gulyas	Director	November 29, 2016
Diane H. Gulyas

/s/ Nancy S. Lurker	Director	November 29, 2016
Nancy S. Lurker

/s/ JoAnn A. Reed	Director	November 29, 2016
JoAnn A. Reed

/s/ Angus C. Russell	Director	November 29, 2016
Angus C. Russell

/s/ Virgil D. Thompson	Director	November 29, 2016
Virgil D. Thompson

/s/ Kneeland C. Youngblood	Director	November 29, 2016
Kneeland C. Youngblood

/s/ Joseph A. Zaccagnino	Director	November 29, 2016
Joseph A. Zaccagnino